INVESTMENT ADVISORY AGREEMENT


                  AGREEMENT made as of April 12, 1996 between COREFUNDS, INC., a Maryland corporation (hereinafter the "Company"), and CORESTATES INVESTMENT ADVISERS, INC., a Pennsylvania corporation (hereinafter the "Investment Adviser").

                  WHEREAS, the Company is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

                  WHEREAS, the Company is authorized to issue shares of Common Stock in separate classes representing shares in separate portfolios of securities and other assets; and

                  WHEREAS, the Company desires to retain the Investment Adviser to furnish investment advisory services to the Company and its portfolios, and the Investment Adviser is willing to so furnish such services;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

                  1. Appointment. The Company hereby appoints the Investment Adviser to act as investment adviser to the portfolios of the Company for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

                  2. Delivery of Documents. The Fund has furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

                     (a) the Company's Articles of Incorporation, as filed with the Secretary of State of Maryland on September 11, 1984, and all amendments thereto (such Articles, as presently in effect and as they shall from time to time be amended or supplemented, are herein called the "Articles of Incorporation");

                     (b) the Company's By-Laws and amendments thereto (such ByLaws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

                     (c) resolutions of the Company's Board of Directors authorizing the appointment of the Investment Adviser and approving this Agreement;

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                     (d) the Company's Notification of Registration on Form N-8A
under the 1940 Act as filed with the Securities and Exchange Commission on September 11, 1984 and all amendments thereto;

                     (e) the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") (File No. 2-93214) and under the 1940 Act as filed with the Securities and Exchange Commission and all amendments thereto; and

                     (f) the Company's most recent Prospectuses and Statement of Additional Information (such Prospectuses and Statement of Additional Information, as presently in effect and all amendments and supplements thereto, are herein called the "Prospectuses").

                  The Company will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing.

                  3. Management. Subject to the supervision of the Company's Board of Directors, the Investment Adviser will provide a continuous investment program for each portfolio of the Company, including investment guidelines and management with respect to all securities and investments and cash equivalents held by the existing portfolios and such other portfolios (hereinafter collectively, the "Portfolios") offered by the Company and identified by the Company as appropriate. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained, or sold by the Company. The Investment Adviser will provide the services under this Agreement in accordance with the Company's investment objective, policies, and restrictions as stated in the Prospectuses and resolutions of the Company's Board of Directors.

                  The Investment Adviser further agrees that it:

                     (a) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission and will in addition conduct its activities under this Agreement in accordance with any regulations of the Comptroller of the Currency pertaining to the investment advisory activities of national banks;

                     (b) will not make loans to any person to purchase or carry the Company's shares or make loans to the Company;

                     (c) will place orders pursuant to its investment determinations for the Company on behalf of its portfolios either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers the primary consideration of the Investment Adviser will be the prompt execution of orders in an effective manner at the most favorable price. Subject to this consideration, brokers or dealers who provide supplemental research to the Investment Adviser may receive orders for transactions with the Company. In no instance

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will portfolio securities be purchased from or sold to CoreStates Financial Corp or any affiliated person of either the Fund or CoreStates Financial Corp.

                     (d) will maintain all books and records with respect to the Company's portfolio securities transactions and will furnish the Company's Board of Directors such periodic and special reports as the Board may request;

                     (e) will treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company;

                     (f) will provide to the Company and the Company's other service providers, at such intervals as may be reasonably requested by the Company, information relating to (i) the performance of services by the Investment Adviser hereunder, and (ii) market quotations of portfolio securities held by the Company on behalf of its Portfolios;

                     (g) will direct and use its best efforts to cause the broker or dealer involved in any portfolio transaction with the Company to send a written confirmation of such transaction to the Company's Custodian and Transfer Agent; and

                     (h) will not purchase shares of the Company for itself or for accounts with respect to which it is exercising sole investment discretion in connection with such transactions.

                  4. Services Not Exclusive. The investment management services furnished by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

                  5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

                  6. Expenses. During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other

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than the cost of securities (including brokerage commissions, if any) purchased for the Company and the cost of obtaining market quotations of portfolio securities held by the Company.

                  7. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, effective as of the date of this Agreement, the Company will pay the Investment Adviser and the Investment Adviser will accept as full compensation for services rendered to the Portfolios therefor, the fees detailed in Appendix A attached to this Agreement; provided, however, that if the total expenses borne by any Portfolio of the Company in any fiscal year of the Company exceeds any expense limitations imposed by applicable state securities laws or regulations, the Investment Adviser will reimburse the Portfolio for a portion of such excess equal to the amount of such excess times the ratio of the fees otherwise payable to the Investment Adviser hereunder to the aggregate fees otherwise payable to the Investment Adviser hereunder and SEI Financial Management Corporation pursuant to an Administration Agreement between it and the Company. The Investment Adviser's obligation to reimburse the Company on behalf of its Portfolios hereunder is limited in any fiscal year of the Company to the amount of the Investment Adviser's fee hereunder for such fiscal year; provided, however, that notwithstanding the foregoing, the Investment Adviser shall reimburse the Company for such excess regardless of the fees paid to it to the extent that the securities laws or regulations of any state having jurisdiction over the Company so require. Any such expense reimbursements will be estimated daily and reconciled and paid on a monthly basis.

                  8. Use of Investment Adviser's Name and Logo. The Company agrees that it shall furnish to the Investment Adviser, prior to any use or distribution thereof, copies of all prospectuses, statements of additional information, proxy statements, reports to shareholders, sales literature, advertisements, and other material prepared for distribution to shareholders of the Portfolios of the Company or to the public, which in any way refer to or describe the Investment Adviser or which include any trade names, trademarks, or logos of the Investment Adviser or any affiliate of the Investment Adviser. The Company further agrees that it shall not use or distribute any such material if the Investment Adviser reasonably objects in writing to such use or distribution within ten business days after the date such material is furnished to the Investment Adviser. The provisions of this section shall survive the termination of this Agreement.

                  9. Limitation of Liability. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

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                  10. Duration and Termination. This Agreement will become
effective as of the date first above written, provided that it shall have been approved by shareholders of the respective Portfolios of the Company in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until April 15, 1998. Thereafter, If not terminated, this Agreement shall continue in effect for successive periods of twelve months, each ending on [June 30] each year, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Portfolio's Board of Directors who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Portfolio's Board of Directors or by vote of a majority of the Portfolio's outstanding voting securities. Notwithstanding the foregoing, this Agreement may be terminated at any time on sixty days written notice, without the payment of any penalty, by the Company (by vote of the Board of Directors or by vote of a majority of the Portfolio's outstanding voting securities) or by the Investment Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.)

                  11. Name Protection After Termination. In the event this Agreement is terminated by either party or upon written notice from the Investment Adviser at any time, the Company hereby agrees that it will eliminate from its corporate name any references to the name "CoreFunds." The Company shall have the nonexclusive use of the name "CoreFunds" in whole or in part so long as this Agreement is effective or until such notice is given.

                  12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved by vote of a majority of the Portfolio's outstanding voting securities.

                  13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Pennsylvania law.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

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                                           COREFUNDS, INC.

                                           /s/ Richard J. Shoch
                                               --------------------------------
                                           Richard J. Shoch
                                           Vice President



                                           CORESTATES INVESTMENT ADVISERS, INC.

                                           /s/ Mark Stalnecker
                                               --------------------------------
                                           Mark Stalnecker
                                           President

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                                   APPENDIX A



                                                Advisory Fee as a Percentage
Portfolio                                       of average daily net assets
---------                                       ----------------------------
Growth Equity Fund                                        .75%
Equity Fund                                               .74%
Special Equity Fund                                      1.50%
Equity Index Fund                                         .40%
International Growth Fund                                 .80%
Balanced Fund                                             .70%
Short-Intermediate Bond Fund                              .50%
Bond Fund                                                 .74%
Short Term Income Fund                                    .74%
Government Income Fund                                    .50%
Intermediate Municipal Bond Fund                          .50%
Pennsylvania Municipal Bond Fund                          .50%
New Jersey Municipal Bond Fund                            .50%
Global Bond Fund                                          .60%
Cash Reserve                                              .40%
Treasury Reserve                                          .40%
Tax-Free Reserve                                          .40%
Fiduciary Reserve                                         .50%
Fiduciary Treasury Reserve                                .20%
Fiduciary Tax-Free Reserve                                .20%
Elite Cash Reserve                                        .20%
Elite Government Reserve                                  .20%
Elite Treasury Reserve                                    .20%
===============================================================================

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